Exhibit (a)(5)(v)

ORACLE®

Disclaimer

The offer to buy PeopleSoft’s common stock is only made pursuant to the Offer to Purchase and related materials that Oracle Corporation and Pepper Acquisition Corp. filed on June 9, 2003. Stockholders should read the Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from Credit Suisse First Boston LLC, the Dealer Manager for the offer, from MacKenzie Partners, the Information Agent for the offer, or from Oracle Corporation.

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What Has Oracle Announced?

  Cash tender offer: $16.00/share
  $5.1B total value; $3.2B net of PeopleSoft cash
  Offer is fully financed, with minimal conditions
  –  Majority of shares
  –  Redemption of poison pill
  –  No changes to J.D. Edwards deal without Oracle consent
  –  Customary regulatory clearances

  Offer remains open through July 7, 2003

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Why Are We Doing This?

  The highly-fragmented applications market is ripe for consolidation
  Management has been actively reviewing enterprise applications vendors that meet our acquisition criteria
  Management has held discussions with PeopleSoft in the past and has been following developments at the company
  J.D. Edwards transaction drove the timing

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Company Highlights

($ in millions)

	Oracle (1)	PeopleSoft(2)
Market Capitalization	$ 72,246	$ 4,822
Cash and Short-Term Investments	$ 6,519	$ 1,933
Enterprise Value	$ 66,056	$ 2,869
LTM Revenue	$ 9,475	$ 1,926
LTM Operating Margin	36.3%	13.0%
LTM Cash Flow from Operations	$ 3,023	$ 323
Number of Applications Developers	4,987	2,379 (3)
Employees	40,650	8,180

(1) Market capitalization and Enterprise Value as of 6/11/2003. LTM ended May 31, 2003 (per June 12, 2003 Company Press Release).
(2) Market capitalization and Enterprise Value as of 6/5/2003. LTM ended March 31, 2003 (per December 31, 2002 10-K and March 31, 2003 10-Q).
(3) Includes PeopleTools (per December 31, 2002 10-K).

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Applications Market

Market Size

Market Share

#2
10.8%
SAP
18.1%
Oracle
5.4%
PeopleSoft
5.4%
JD Edwards
2.6%
Other
68.5%

#3
4.8%
i2
7.8%
SAP
6.6%
Oracle
2.7%
PeopleSoft
2.1%
Other
80.8%

#2
9.9%
Siebel
24.5%
Oracle
5.9%
PeopleSoft
4.0%
SAP
4.3%
Other
61.3%

ORACLE

6

Applications Market

Is and will continue to be fragmented and highly competitive

Market Size
$23.5 billion	$8.5 billion	$6.4 billion
ERP Apps	SCM Apps	CRM Apps

Market Share
Other 68.5%	Other 80.8%	Other 61.3%
SAP 18.1%	i2 7.8%	Siebel 24.5%
Oracle 5.4%	SAP 6.6%	Oracle 5.9%
PeopleSoft 5.4%	Oracle 2.7%	PeopleSoft 4.0%
JD Edwards 2.6%	PeopleSoft 2.1%	SAP 4.3%
#2 10.8%	#3 4.8%	#2 9.9%

Source: Latest available IDC data; ERP as of 2002, SCM and CRM as of 2001.

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Historical Performance – Oracle vs. PeopleSoft

One Year Indexed Share Price Performance

June 6, 2002 – June 5, 2003

80.0
60.0
40.0
20.0
0.0
(20.0)
(40.0)
(60.0)
Oracle
Nasdaq
PeopleSoft
6/06/2002
7/23/2002
9/06/2002
10/22/2002
12/06/2002
1/24/2003
3/12/2003
4/28/2003

ORACLE

7

Historical Performance –
Oracle vs. PeopleSoft

One Year Indexed Share Price Performance
June 6, 2002 – June 5, 2003

Returns	ORCL	PSFT	Nasdaq
6 Months	18.4%	(16.4%)	15.7%
1 Year	63.9%	(28.3%)	5.9%
Since May 24, 1999(1)	115.9%	(9.5%)	(32.9%)
5 Years	209.1%	(67.1%)	(7.7%)

[LINE CHART]

Note: Share price performance shown prior to Oracle’s cash tender offer announcement on June 6, 2003.
(1) Date Craig Conway began employment at PeopleSoft.

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Oracle + PeopleSoft = A Compelling
Combination for Our Shareholders

  Meaningful positive impact on future financial results
  A straightforward business integration plan with minimal execution risk
  Richest product offering: utilize best features of PeopleSoft’s products to enhance future versions of Oracle E-Business Suite
  Significantly strengthen Oracle’s ability to compete in enterprise applications against SAP,
  Microsoft and others

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Opportunity for Significant Cost Savings

  Sales and Marketing:
  Oracle will not market or sell PeopleSoft products to new customers
  Research and Development:
  Future development will focus primarily on the next generation Oracle programs
  (including the best features of PeopleSoft programs) and migration programs
  Finance, Administration and Systems:
  Significant redundancies, PeopleSoft will be run on Oracle’s Global Single Instance (GSI)
  Oracle management team is experienced in reducing costs and streamlining operations

PeopleSoft
Employees: 8,293

S&M	1,564	19%
Services	3,481	42%
G&A	869	10%
R&D	2,379	29%

Source:  PeopleSoft 10-K for year ended December 31, 2002.
8,180 employees as of March 31, 2003.

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Oracle Customers –
Business as Usual

  Existing Oracle E-Business Suite applications will continue on their current schedule
  Advanced features from existing PeopleSoft applications will be incorporated into next-generation
  Oracle products
  There will be no disruption of customer relationships with existing Oracle sales reps and support staff
  Customers will continue to enjoy Oracle’s award-winning global support
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PeopleSoft Customers –
Graceful Migration Path

  Free comparable license upgrade to Oracle E-Business Suite
  Robust migration tools
  Future applications will incorporate customer input and best features from Oracle and
  PeopleSoft applications
  Award-winning global support organization
  Commitment to total customer satisfaction

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Our New, Combined Customer Opportunities

  Extensive cross-selling opportunities as customers migrate to the E-Business Suite
  Additional revenues from customers who migrate to Oracle’s low-cost outsourcing
  Opportunity for new Oracle technology sales

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$16 Per Share:
A Full and Fair Offer

Our cash offer is compelling, certain and provides value today

  PeopleSoft’s proposed merger with J.D. Edwards is strategically questionable, fraught with execution risks, and requires a long term wait-and-see (and hope) approach
  Significant business and technology integration risks…
  …for very little financial reward

  – $80 million cost savings(1) is only 4% of the $2 billion (1) combined annual expenditures

  PeopleSoft stock traded down 8.7% the day following the J.D. Edwards merger announcement

(1) Per J.D. Edwards CEO from DOW Jones article on June 10, 2003.

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PeopleSoft Financial Performance

($ in millions)

1.4% CAGR
$1,474
$1,419
$1,515
(22.9%) CAGR
$645
$530
$383
CY2001
CY2002
CY2003E
Service Revenues
License Revenues

Revenues

$252
$263
$220
12%
13%
12%
CY2001
CY2002
CY2003E
Operating Income
Operating Margin

Operating Income and Margin

ORACLE

14

PeopleSoft Financial Performance

Oracle Operating Margins(1)
FY 2002	FY 2003	FY 2004E
36.9%	36.3%	36.5%

[BAR CHART]	[BAR CHART]

Note: Projections for PeopleSoft exclude effect of announced J.D. Edwards merger and are from May 28, 2003 report by Prudential Financial.
(1) Actual results for fiscal years 2002 and 2003. FY 2004E operating margin projection is from May 28, 2003 report by Prudential Financial.

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$16 Per Share:
A Full Valuation…

	PeopleSoft for J.D. Edwards(2)	Oracle for PeopleSoft
Price Per Share	$ 14.10	$ 16.00
Implied Multiples (1)
FY03 Revenue	1.6x	1.7x
FY04 Revenue	1.5x	1.5x
Price Per Customer (in thousands)	$205	$622

(1) Revenue projections for all companies are from Prudential Financial reports dated May 28, 2003. PeopleSoft’s fiscal year ends on
December 31 and J.D.Edwards’ fiscal year ends on October 31.
(2) Implied stock price based on 0.86 exchange ratio on PeopleSoft’s closing price of $16.39 on May 30, 2003 (per merger announcement on June 2, 2003).

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…Based on Recent Trends

+6%
$40.20
$36.53
(13%)
YoY Change in
New License Revenue
PSFT Share Price at
offer: $15.11
(21%)
(20%)
(18%)
$14.88
$12.37
$18.30
$15.30
PSFT Share Price
(39%)
12/31/2001
3/28/2002
6/28/2002
9/30/2002
12/31/2002
3/31/2003

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16

…Based on Recent Trends

What is PeopleSoft really worth as a stand-alone entity?

PSFT Share Price at offer: $15.11

	12/31/2001	3/28/2002	6/28/2002	9/30/2002	12/31/2002	3/31/2003
YoY Change in New License Revenue	+6%	(13%)	(21%)	(20%)	(18%)	(39%)
PSFT Share Price	$40.20	$36.53	$14.88	$12.37	$18.30	$15.30

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Significant Execution Risk for
PeopleSoft and J.D. Edwards
Shareholders

Operating Margin Execution Risk LTM Combined 10.1% Management Estimates(2) "High Teens"	PeopleSoft has promised increasing margins while facing the following challenges: Product (code) integration Business integration Customer defection Employee defection Management distraction

(1) Combined LTM results for PeopleSoft (3/31/03) and J.D. Edwards (4/30/03) assumes no synergies. Restructuring charges of $1.5 million for J.D. Edwards are excluded.
(2) Kevin Parker, PeopleSoft CFO, expects operating margins in “the High Teens” on a combined basis per conference call on June 2, 2003.

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Software Integration is Not Easy

- Code integration is technically challenging, costly, and time-consuming
  - Data models
  - Business flows
  - Programming languages
  - Application testing
  - Programming interfaces
  - Object definition
  - Localization & Customization
  - Modeling tools
- The Skyscraper Analogy
- "Code Integration" mergers rarely deliver as promised

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Software Integration is Not Easy

  Code integration is technically challenging, costly, and time-consuming
–	Data models	–	Programming interfaces
–	Business flows	–	Object definition
–	Programming languages	–	Localization & Customization
–	Application testing	–	Modeling tools
  The Skyscraper Analogy
  “Code Integration” mergers rarely deliver as promised

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Corporate Governance
PeopleSoft’s reaction: whose interests come first?

•	“I could imagine no price nor combination of price and other conditions to recommend accepting the offer to our shareholders.”

– Craig Conway, June 7, Interview with Germany's Euro am Sonntag newspaper

•	Poison pill may prevent a transaction unless removed by Board/Management

•	We have repeatedly asked to meet with the PeopleSoft Board to discuss our offer

•	Make sure your interests, as a shareholder, come first:

– Call PeopleSoft at (800) 380-SOFT (7638)

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ORACLE®